Exhibit 99.2
ITEM 6. SELECTED FINANCIAL DATA
     The following tables set forth selected historical financial information as of and for the periods indicated and reflects our retrospective adoption, for all periods presented, of a change in our accounting for our interest in our variable interest entity, or VIE. See Note 2 in our Notes to Consolidated Financial Statements for the year ended January 31, 2010 for additional information. We have provided the following selected historical financial information for your reference. We have derived the selected statement of operations and balance sheet data as of January 31, 2010 and 2009 and for each of the years ended January 31, 2010, 2009 and 2008 from our audited consolidated financial statements included as Exhibit 99.4 to this Current Report on Form 8-K. Balance sheet data as of January 31, 2008 and statement of operations data for the years ended January 31, 2007 and 2006 have been derived from our unaudited consolidated financial statements which do not appear in this in this Current Report on Form 8-K.

	Year Ended January 31,
	(dollars and shares in thousands, except per share amounts)
	2006	2007	2008	2009	2010

Statement Operations:
Revenues:
Product sales	$569,877	$623,959	$671,571	$743,729	$667,401
Repair service agreement commissions, net (1)	30,583	30,567	36,424	40,199	33,272
Service revenues (2)	20,278	22,411	22,997	21,121	22,115
Total net sales	620,738	676,937	730,992	805,049	722,788
Finance charges and other (3)	109,250	122,649	139,538	154,492	152,797
Total revenues	$729,988	$799,586	$870,530	$959,541	$875,585
Costs and expenses:
Cost of goods sold, including warehousing and occupancy cost	422,533	466,279	508,787	580,423	534,299
Cost of parts sold, including warehousing and occupancy costs	5,310	6,785	8,379	9,638	10,401
Selling, general and administrative expense	208,652	225,434	245,761	254,172	255,942
Goodwill impairment (4)	—	—	—	—	9,617
Provision for bad debts	14,519	22,173	19,465	27,952	36,843
Total costs and expenses	$651,014	$720,671	$782,392	$872,185	$847,102
Operating income	78,974	78,915	88,138	87,356	28,483
Interest expense, net	17,423	21,454	24,839	23,597	20,571
Other (income) expense (5)	69	(772)	(943)	117	(123)
Income before income taxes	61,482	58,233	64,242	63,642	8,035
Provision for income taxes	21,380	20,613	22,575	23,624	4,111
Net income	$40,102	$37,620	$41,667	$40,018	$3,924
Earnings per common share:
Basic	$1.71	$1.59	$1.80	$1.79	$0.17
Diluted	$1.66	$1.55	$1.76	$1.77	$0.17
Average common shares outstanding:
Basic	23,412	23,663	23,193	22,413	22,456
Diluted	24,088	24,289	23,673	22,577	22,610

Other Financial Data:
Stores open at end of period	56	62	69	76	76
Same stores sales growth (6)	16.9%	3.6%	3.2%	2.0%	(13.8)%
Inventory turns (7)	6.1	5.7	5.7	6.0	6.1
Gross margin percentage (8)	41.4%	40.8%	40.6%	38.5%	37.8%

	Year Ended January 31,
	(dollars and shares in thousands, except per share amounts)
	2006	2007	2008	2009	2010

Operating margin (9)	10.8%	9.9%	10.1%	9.1%	3.3%
Ratio of earnings to fixed charges (10)	3.3	2.8	2.8	2.7	1.2
Return on average equity (11)	18.7%	14.7%	14.8%	12.9%	1.2%
Capital expenditures	$18,490	$18,425	$18,955	$17,597	$10,255

Balance Sheet Data:
Working capital	$307,948	$372,668	$387,730	$277,296	$340,122
Cash and cash equivalents	$45,179	$56,598	$11,024	$11,909	$12,247
Inventory	73,986	87,098	81,495	95,971	63,499
Other accounts receivable, net	17,796	22,329	27,722	32,505	23,254
Total assets	721,447	810,511	835,499	957,566	892,466
Total debt, including current maturities	$385,136	$438,198	$468,119	$505,417	$452,304
Total stockholders’ equity	$236,962	$274,182	$288,726	$332,784	$339,163

	Year Ended January 31,
	(dollars and shares in thousands)
	2008	2009	2010

Other Relevant Data:
Rent expense (12)	$18,905	$22,242	$23,703
Percent of retail sales financed	62.2%	62.6%	58.1%
Allowance for bad debts as a percent of average outstanding balance (13)	3.5%	3.9%	4.8%
Weighted average monthly payment rate (14)	5.7%	5.5%	5.2%

(1)	Includes commissions from sales of third-party repair service agreements and replacement product programs, and income from company-obligor repair service agreements.

(2)	Includes revenues derived from parts sales and labor sales on products serviced for customers, both covered under manufacturer warranty and outside manufacturer’s warranty coverage.

(3)	Includes primarily interest income and fees earned on credit accounts and commissions earned from the sale of third-party credit insurance products.

(4)	Includes the write-off of the carrying amount of goodwill after interim testing in the third quarter of fiscal 2010 determined that the goodwill was fully impaired.

(5)	Includes primarily gains or losses resulting from sales of fixed assets during the period.

(6)	Same store sales is calculated by comparing the reported sales for all stores that were open during the entirety of a period and the entirety of the same period during the prior fiscal year. Sales from closed stores, if any, are removed from each period. Sales from relocated stores have been included in each period because each such store was relocated within the same general geographic market. Sales from expanded stores have been included in each period.

(7)	Inventory turns are defined as the cost of goods sold, excluding warehousing and occupancy cost, divided by the monthly average product inventory balance, excluding consigned goods.

(8)	Gross margin percentage is defined as total revenues less cost of goods and parts sold, including warehousing and occupancy cost, divided by total revenues.

(9)	Operating margin is defined as operating income divided by total revenues.

(10)	Ratio of earnings to fixed charges is calculated as income before provision for income taxes plus fixed charges (excluding capitalized interest), divided by fixed charges. Fixed charges consist of the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

(11)	Return on average equity is calculated as current period net income divided by the average of the beginning and ending equity.

(12)	Rent expense includes rent expense incurred on our properties, equipment and vehicles, and is net of any rental income received.

(13)	Includes Reserve for uncollectible interest.

(14)	Represents the monthly weighted average of gross cash collections received on the credit portfolio as a percentage of the average monthly portfolio balances for each period.